                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Henry Schein, Inc.
Melville, New York

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Henry Schein, Inc. (the "Company") on Form S-3 of our reports dated March 1, 2001 relating to the consolidated financial statements and schedule appearing in the Company's Annual Report on Form 10-K for the year ended December 30, 2000.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP
---------------------------------------------
BDO Seidman, LLP

New York, New York
June 21, 2001